UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2011

EMERGENCY MEDICAL SERVICES CORPORATION

EMERGENCY MEDICAL SERVICES L.P.

(Exact name of each registrant as specified in its charter)

	001-32701	20-3738384
Delaware	333-127115	20-2076535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Numbers)	Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200
(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07               Submission of Matters to a Vote of Security Holders.

On May 20, 2011, at a special meeting of stockholders of Emergency Medical Services Corporation (the “Company”), the Company’s stockholders approved the proposal to adopt the Agreement and Plan of Merger, dated as of February 13, 2011 (the “Merger Agreement”), by and among the Company, CDRT Acquisition Corporation, a Delaware corporation (“Parent”), and CDRT Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). The stockholders of the Company also voted to approve the proposal to adjourn the special meeting if necessary or appropriate to solicit additional proxies. The special meeting was not adjourned to a later date since the proposal to adopt the Merger Agreement was approved by the stockholders of the Company.

The final voting results for each proposal are as follows:

Proposal 1: Adoption of the Merger Agreement

For:	Against:	Withheld:	Abstentions:	Broker Non- Votes:
156,381,859	41,863	0	1,011	0

Proposal 2: Adjourn the Special Meeting to Solicit Additional Proxies

For:	Against:	Withheld:	Abstentions:	Broker Non- Votes:
155,471,580	952,069	0	1,084	0

A copy of the press release issued by the Company regarding the results of the stockholder vote at the special meeting of stockholders of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release of Emergency Medical Services Corporation, dated May 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES CORPORATION
(Registrant)

May 20, 2011	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President and General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENCY MEDICAL SERVICES, L.P.
(Registrant)

	By:	Emergency Medical Services Corporation,
its General Partner

May 20, 2011	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press Release of Emergency Medical Services Corporation, dated May 20, 2011